UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 9, 2012

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2012, EnteroMedics Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Dorsey & Whitney LLP in Minneapolis, Minnesota. Mark B. Knudson, Ph.D., President, Chief Executive Officer and Chairman of the Board of Directors of the Company, presided. At the Annual Meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to stockholders on April 4, 2012 (the “2012 Proxy Statement”):

Proposal I:

The Company’s stockholders elected three Class II directors to hold office until the 2015 Annual Meeting and until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Based on the following results of voting, each of the Class II directors was re-elected:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Luke Evnin, Ph.D.	25,569,379	622,298	—	5,869,466
Bobby I. Griffin	26,557,628	634,049	—	5,869,466
Paul H. Klingenstein	27,152,523	39,154	—	5,869,466

Proposal II:

The Company’s stockholders authorized an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, by 40 million shares from 85 million to 125 million, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,781,932	142,289	110,923	25,999

Proposal III:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,039,444	10,219	11,480	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea

Greg S. Lea
Senior Vice President and Chief Financial Officer

Date: May 11, 2012